UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2023

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-41355	82-3751728
(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Melville, New York 11747

(Address of Principal Executive Offices)

(631) 574 -4436

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STSS	NASDAQ Capital Market
Common Stock Purchase Warrants	STSSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

PIPE Agreement

On February 1, 2023, Sharps Technology, Inc., (the “Company”) entered into a Securities Purchase Agreement (the “PIPE Agreement”), with certain purchasers (the “Purchasers”), for the issuance of 2,248,521 units (the “PIPE Offering”), at a purchase price of $1.69 per unit priced at-the-market under NASDAQ rules. Each unit consist of one share of common stock and one non-tradable warrant (the “Warrant”) to purchase one share of common stock with an exercise price of $1.56 per share. The Warrants are immediately exercisable and will expire five years from the issuance date.

The PIPE Offering closed on February 3, 2023. The aggregate gross proceeds to the Company were approximately $3.8 million, before deducting fees to the placement agent and other offering expenses payable by the Company.

Registration Rights Agreement

In connection with the PIPE Agreement, the Company entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), requiring the Company to file a resale registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register the shares and shares underlying the Warrants issued under the PIPE Agreement within fifteen (15) days after the closing date (the “Filing Date”). Pursuant to the Registration Rights Agreement, the Registration Statement shall be declared effective the sooner of (a) two Trading Days (as defined therein) following receipt of a notice of no review from the SEC, provided that the Company’s financial statements are current at such time or (b) within thirty (30) days after the Filing Date. The Company will be obligated to pay certain liquidated damages to the Purchasers if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement.

Placement Agent Agreement

Aegis Capital Corp. (“Aegis”) acted as the exclusive placement agent in connection with the PIPE Offering under a Placement Agent Agreement, dated as of February 1, 2023, between the Company and Aegis (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, Aegis was paid a commission equal to 10.0% of the gross proceeds received by the Company in the PIPE Offering. The Company reimbursed Aegis $100,000 for certain fees and expenses incurred by them, including attorney fees. The Company also agreed to pay Aegis 10.0% of the proceeds from the exercise of the Warrants issued in the PIPE Offering.

The PIPE Agreement, the Registration Rights Agreement, the Placement Agent Agreement and the Warrant are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Agreements are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities

The applicable information related to PIPE Agreement presented in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The securities will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act” , and Rule 506(b) of Regulation D thereunder. In connection with the Purchasers’ execution of the PIPE Agreement, the Purchasers represented to us that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the securities to be purchased by them will be acquired solely for their own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law. Such securities shall not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares of common stock contain a legend stating the same.

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of February 1, 2023, the Company and Barry Berler determined that Mr. Berler will no longer be deemed an Executive Officer.

Item 8.01. Other Events

Exercise Price Reduction

A previously disclosed, the Company had registered for sale under a Registration Statement on Form S-1 with the Commission on April 13, 2022 (File No. 333-263715), warrants to purchase up to 8,625,000 shares of common stock (the “2022 Warrants”). The 2022 Warrants were initially exercisable at a $4.25 per share price, which was reduced on February 1, 2023, to $1.56 per share, in connection with, and contingent upon the closing of, the PIPE Offering.

Press Release

On February 1, 2023 the Company issued a press release announcing the PIPE Offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On February 6, 2023 the Company issued a press release announcing the closing PIPE Offering. A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01 Exhibit Index

10.1	Form of the PIPE Securities Purchase Agreement, dated February 1, 2023
10.2	Form of the Registration Rights Agreement, dated February 1, 2023
10.3	Form of the Placement Agent Agreement, dated February 1, 2023
10.4	Form of the Warrant
99.1	Press Release dated February 1, 2023
99.2	Press Release dated February 6, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2023

SHARPS TECHNOLOGY, INC.

/s/ Robert Hayes
Robert Hayes
Chief Executive Officer